Exhibit 10.01
Independent Director Agreement

This Director Agreement (this “Agreement”), dated and effective as of March 30, 2023 (the “Effective Date”), is made by Babylon Holdings Limited, a limited company incorporated under the laws of Jersey (“Company”), and Eugene I. Davis, a natural person and resident of the State of New Jersey (the “Director”). The Company and the Director may also be referred to individually as a “Party” and collectively as the “Parties.”

Recitals
WHEREAS, the Company desires to appoint the Director as an independent Director to its Board of Directors as of the Effective Date and desires to enter into an agreement with the Director with respect to such appointment; and
WHEREAS, the Director is willing to accept such appointment and to serve the Company on the terms set forth herein and in accordance with the provisions of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and other valuable consideration as set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
Agreement
Section 1. Incorporation of Recitals. The recitals to this Agreement are incorporated into and made a substantive part hereof.
Section 2. Position. Subject to the terms and provisions of this Agreement, the Director hereby agrees to serve the Company as a Director and to do so upon the terms and conditions set forth in this Agreement.
Section 3. Compensation. The Company shall pay the Director a flat, fixed cash fee of Fifty Thousand Dollars and No Cents ($50,000.00) each month (the “Fee”), which shall be paid as follows:
(a) initial Fee for March, 2023 (prorated from March 23, 2023) shall be paid on the Effective Date; and
(b) all subsequent Fees shall be paid in advance on the first day of each month thereafter that is:
(i) not a Saturday or Sunday, and
(ii) a day on which commercial banks in the City of New York are not authorized or required to be closed (the “Payment Date”).
The Director shall not be entitled to any additional compensation for serving on any committee of the Board including, without limitation, any special or restructuring committee. The Director shall not be entitled to any compensation or benefit under the Company’s Outside Director Compensation Policy.

Section 4. Independent Contractor. The Director’s status during the Term (as defined below) shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director under this Agreement shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith. Neither this Agreement nor any provision herein shall be construed as granting any employee rights to the Director or create any partnership or common enterprise between the Parties.
The Director hereby confirms that he does not possess material business, close personal relationships, or other affiliations, with the Company or any of its major debtholders or its controlling equityholders that would cause him to be unable to (a) exercise independent judgment based on the best interests of the Company; or (b) make decisions and carry out his responsibilities as a member of the Board in accordance with the terms of the Company’s organizational documents and applicable law. For the avoidance of doubt, notwithstanding anything herein to the contrary, Director’s status as an independent contractor shall not affect his fiduciary duties in his director’s capacity in accordance with applicable law and the Company’s applicable organizational documents.
Section 5. Expense Reimbursements. During the Term, the Company shall reimburse the Director for all reasonable out-of-pocket expenses incurred by the Director in attending any Board meetings (including any committee meetings) and, if required, obtaining independent professional advice in the furtherance of the Director’s duties as a director of the Company, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. To the extent travel is necessary, reimbursement for reasonable out-of-pocket expenses may include business class travel.
Section 6. Term. The “Term,” as used in this Agreement, shall mean the period commencing on the Effective Date and for no less than six (6) months thereafter (“Initial Term”) and terminating, after the initial six (6) months, only on the earliest of the following to occur:
(a) the death of the Director or his disability sufficient to prevent his competent performance of the duties of a Director;
(b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director;
(c) the Director is removed from his membership on the Board;
(d) the Director is legally barred from service as a Director of the Company; or
(d) the resignation by the Director from the Board with at least 2 months’ notice in writing (and the Director shall continue to be paid the Fee during any such notice period).
In the event of any removal of the Director from the Board (including pursuant to paragraph (c) above), the Company shall pay the Director the Fee that is due on each of the next two (2) Payment Dates following the month in which the Director is removed from the Board (the “Additional Payments”). Such Additional Payments shall be in addition to any Fee that may have been paid or may be owing for the month in which the Director is removed from the Board and in addition to the receipt of the full amounts of fees for the Initial Term.
Section 7. Duties.
(a) During his service on the Board, the Director shall make reasonable business efforts to attend all Board meetings, serve on appropriate Board committees as reasonably requested and agreed upon by the Board (except where the Director does not meet the eligibility requirements for such committees), make himself available to the Company at mutually convenient times and places, attend external meetings and presentations when agreed by the Parties in advance, as appropriate and convenient, and perform such duties, services and responsibilities, and have the authority commensurate to such position and required by applicable laws. Notwithstanding any provision herein to the contrary, and for the convenience and cost savings of each party, the Director shall attend all Board meetings, Board committee meetings, related or Company external meetings and presentations, and other discussions, meetings and proceedings by conference call, Zoom, Webex, Microsoft Teams, or other Internet-based video means and his physical presence shall not be required at any such meeting, unless physical appearance is required by applicable laws.
(b) The Director shall promptly inform the Board of any circumstances that would likely affect the Director’s status as a Director of the Company.
(c) The Director will use his good faith efforts to protect and promote the best interests of the Company.
(d) The Company recognizes that the Director may sit on the boards of directors or managers of other entities. Notwithstanding the same, the Director will use reasonable business efforts to coordinate his respective commitments so as to fulfill his obligations to the Company and, in any event, will fulfill his legal obligations as a Director. Since the Director is to be classified as an independent Director at the time of his appointment, the Director shall promptly inform the Board of any circumstances that would likely affect such independent status. The Director shall also promptly inform the Board of any held (indirect and direct) personal interests which may conflict with the Company and its business. Director shall not serve on the board of, or as an executive for, a competitor of the Company and its business.
Section 8. Director Covenants.
(a) No Contrary Obligations. The Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior or current employer.
(b) Unauthorized Disclosure. The Director agrees and understands that in the Director’s position with the Company, the Director has been and will be exposed to and receive information relating to the confidential affairs of the Company, including, but not limited to, technical information, business plans, strategies, other information concerning the Company’s operations, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and/or in the nature of trade secrets. The Director agrees that at all times, the Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that
(i) the Director shall have no such obligation to the extent such information is or becomes publicly known or generally known in the Company’s industry other than as a result of the Director’s breach of his obligations hereunder; and
(ii) the Director may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of this Agreement, the Director will promptly return to the Company and/or destroy at the Company’s direction all property, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, technical data, other product or document, and any summary or compilation of the foregoing, in whatever form, including, without limitation, in electronic form, which has been produced by, received by, or otherwise submitted to the Director in the course or otherwise as a result of the Director’s position with the Company at any time before or after the Effective Date, provided further, however, that the Company shall retain such materials for no less than three (3) years after the termination of this Agreement and make them available to the Director if requested by him in connection with any litigation against the Director under circumstances in which:
(A) the Director demonstrates to the reasonable satisfaction of the Company that the materials are necessary to his defense in the litigation; and
(B) the confidentiality of the materials is preserved to the reasonable satisfaction of the Company.
(iii) The Director shall be entitled to share such information as he deems to be appropriate in his business judgment and to be consistent with his fiduciary duties to the Company with:
(A) the holders of the notes issued pursuant to the US$34,500,000 bridge loan note facility agreement entered into on 9 March 2023 between, among others, the Company and Kroll Trustee Services Limited as security agent and trustee and; and
(B) the holders of the US$300,000,000 Notes due 2026 constituted by a deed poll dated 4 November 2021 entered into by the Issuer (as supplemented and amended from time to time).
(c) Non-Solicitation. The Director shall not interfere with the Company’s or its affiliates’ relationship with, or endeavor to entice away from the Company or its affiliates, any person who, on the date of the termination of this Agreement and/or at any time during the one year period prior to the termination of this Agreement, was an employee of the Company or its affiliates or otherwise had a material business relationship with the Company or its affiliates for a period of three (3) years after the termination of this Agreement.
Section 9. Indemnification and Insurance.
(a) The Company shall indemnify the Director under the Company’s existing indemnification provisions in the Company’s organizational documents in effect on the Effective Date or as such provisions may from time to time be amended. The Company shall advance defense costs to the Director to the fullest extent permitted by applicable law.
(b) The Company shall maintain, or cause to be maintained, a standard policy of D&O insurance covering the actions of the Board, including those of the Director, on behalf of the Company, in an amount to be determined by the Board.
Section 10. Notices. Every notice to be given in connection with or relating to this Agreement shall be in writing and delivered personally (including by courier), electronically via electronic mail, or by registered or certified mail, postage prepaid, return receipt requested to:

If to the Company:

Babylon Holdings Ltd.
1 Knightsbridge Green
London SW1X 7QA
United Kingdom

Attn: Chief Legal Officer

Email: legal-corporate@babylonhealth.com

If to the Director:

Eugene I. Davis
Pirinate Consulting Group, LLC
5 Canoe Brook Drive
Livingston, New Jersey 07039
United States

Telephone: (973) 464-9333
Email: genedavis@pirinateconsulting.com

Either of the parties may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this section.
Section 11. Consent Required for Assignment. Neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other Party.
Section 12. Entire Agreement. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter, if any. The Parties acknowledge that they are not relying on any representations with respect to the subject matter hereof that are not expressly set forth in this Agreement. This Agreement constitutes a complete and exclusive statement of the terms of the agreements among the Parties with respect to the subject matter hereof.
Section 13. Amendments and Waivers. The failure to enforce the provisions of this Agreement at any particular time or require performance by the other Party at any particular time with respect to any of the provisions of this Agreement shall not be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either Party to enforce each provision in accordance with its terms. Neither this Agreement nor any provision herein may be altered, amended, modified, supplemented, or waived, except by a written agreement executed by all of the Parties. No written waiver of any breach shall be deemed a waiver of any other or subsequent breach and no course of dealing between the Parties shall be effective to amend or waive any provision of this Agreement.
Section 14. Parties in Interest; Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party and its respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any person other than the Parties and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement including, without limitation, any third-party beneficiary rights.
Section 15. Representation by Counsel. Each Party acknowledges that it has had the opportunity to be represented by counsel in connection with the negotiation and execution of this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and the Parties hereby expressly waive any such defense.
Section 16. Legal Fees. Each of the Parties shall bear their own attorneys’ fees, costs, and expenses for all matters related to the negotiation and execution of this Agreement.
Section 17. No Construction Against Any Party. This Agreement is the result of negotiations among the Parties and is the product of all Parties. Accordingly, the Agreement shall not be construed against any particular Party merely because of the Party’s involvement of the preparation of this Agreement.
Section 18. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 19. Governing Law; Submission to Jurisdiction.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of New Jersey applicable hereto.
(b) All actions and proceedings arising out of, in connection with, or relating to this Agreement shall be heard and determined in any court in the State of New Jersey, and the parties hereby consent to the jurisdiction of such courts in any such action or proceeding.
Section 20. Costs of Collection. The Company agrees to pay all reasonable, documented costs and expenses of collection incurred by the Director in connection with the enforcement of this Agreement for the collection of the Fees or the Additional Payments due to the Director hereunder, and all such reasonable, documented costs and expenses shall be payable as incurred; provided, however, if the Company prevails against the Director in such dispute, the Director shall repay all such reasonable, documented costs and expenses previously paid to the Director pursuant to this Section 20.
Section 21. Survival. The representations, rights, and obligations of the Parties in Sections 6, 8, 9, 10, 11, 13, 14, 15, 16, 17, 19, 20, and 21 shall survive the termination of this Agreement and shall continue in full force and effect in accordance with the terms hereof; provided, however, that any liability of any Party for failure to comply with any of the terms of this Agreement shall survive such termination.
Section 22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original of this Agreement and all of which, when taken together, will constitute one and the same instrument. Notwithstanding anything to the contrary herein, delivery of an executed counterpart of a signature page to this Agreement by email attachment will be effective as delivery of a manually executed counterpart of this Agreement or such amendment, as applicable.
Section 23. Tense and Headings. Whenever any words used in this Agreement are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Company and the Director have executed this Agreement, as evidenced by the authorized signatures below, effective as of the Effective Date.

___________________________________________

By:    /s/ David Humphreys
Name:     David Humphreys
Title:     CFO

Director

By:    /s/ Eugene I. Davis
Name: Eugene I. Davis